Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

We consent to the incorporation by reference in the registration statements (Nos. 333-216480 and 333-144785) on Form S-3 and the registration statement (No. 333-189069) on Form S-8 of EastGroup Properties, Inc. of our reports dated February 14, 2018, with respect to the consolidated balance sheets of EastGroup Properties, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules III and IV (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of EastGroup Properties, Inc.

(Signed) KPMG LLP
Jackson, Mississippi
February 14, 2018